INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 10, 2000, in the Registration Statement and related Prospectus of the PaineWebber Pathfinders Trust, Treasury and Growth Stock Series Fifteen.
  /s/ ERNST & YOUNG LLP
  New York, New York
  February 21, 2000